ESCROW AGREEMENT

THIS AGREEMENT made and entered into this 15th day of February, 2007 (the “Effective Date”) by and between Harold Sciotto, an individual (the “Owner”); Howard Foote and Elliott Winfield, individuals (the “Recipients”); and William F. Doran, Esq., whose address is 1717 E. Bell Road, Suite 1, Phoenix, Arizona 85022 (the “Escrow Agent”).

WI T N E S S E T H:

WHEREAS, the Owner entered into separate agreements with each of the Recipients and the Escrow Agent on or about February 15, 2006 (the “Prior Agreements”) concerning the establishment of escrow accounts to receive, hold, and disburse to Recipients an aggregate of 2,266,666 shares of Alchemy Enterprises, Ltd. (now known as Ecotality, Inc.) (the “Company”), par value $0.0001 per share, which the Company has split 17.6471:1, for a total of 40,000,082 shares (the “Escrow Stock”);

WHEREAS, the Owner and Recipients desire to amend the Prior Agreements in accordance with the terms hereof and cause the Escrow Agent to: (1) immediately release of 1,500,000 million shares of the Escrow Stock to Recipients, jointly and severally; (2) immediately release from escrow and return to the Owner 32,500,000 shares of Escrow Stock; and (3) immediately release form escrow and deliver to Company for cancellation 6,000,000 shares of Escrow Stock;

WHEREAS, on or about February 15, 2007, Recipients entered into a settlement agreement with the Company relating generally to their prior employment with the Company and ownership of various intellectual property rights assigned to the Company (the “Settlement Agreement”);

WHEREAS, pursuant to the Settlement Agreement, the Company has agreed to pay Recipients $600,000 (the “Payment”);

WHEREAS, Recipients desire that the Payment be directed towards various personal obligations prior to a distribution to the Recipients individually, either jointly or separately;

WHEREAS, given the various parties, properties, agreements, and obligations at issue, Owner and Recipients believe it desirable to memorialize the foregoing performance obligations in this Escrow Agreement and engage the services of Escrow Agent to receive and disburse the Payments and Escrow Stock in accordance with the terms and conditions set forth herein; and

WHEREAS, William F. Doran, Esq., Ltd. Trust Account agrees to serve as Escrow Agent in accordance with the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and mutual promises and covenants contained herein, IT IS HEREBY AGREED as follows:

1.

Cancellation of Prior Agreements and Establishment of New Escrow Account.  As at the Effective Date of this agreement (the “Escrow Agreement”), the Owner and Recipients hereby terminate and cancel the Prior Agreements and establish a new escrow account with the Escrow Agent, which new account shall be located at the offices of the Escrow Agent (the “New Account”).

2.

Deposits into the New Account.  The Escrow Agent shall cause the Escrow Stock to be deposited in the New Account, which shall be created and maintained subject to the customary rules and regulations of the Escrow Agent pertaining to such accounts.  Further, Recipients shall direct Company to, within five (5) days of the Effective Date, deposit into the New Account the Payment provided under the Settlement Agreement, by check made payable to William F. Doran, Esq., Ltd. Trust Account.

3.

Disbursements of Escrow Stock from the New Account.  The Escrow Stock will be issued from the New Account within ten (10) days of the Effective Date as follows:

a.

1,500,000 shares shall be issued to Recipients, jointly and severally, unless Recipients provide the Escrow Agent with different instructions, in writing, within five (5) days of the Effective Date;

b.

32,500,000 shares shall be returned and released to Owner; and

c.

6,000,000 shares shall be cancelled and delivered to Company for deletion or removal from the Company books.

4.

Disbursement of Cash from the New Account.  The Payment will be issued from the New Account in accordance with separate written instructions provided by Foote and Winfield.

5.

Termination of Escrow.  At such time as the Escrow Agent shall have distributed the Escrow Stock and the Payment in accordance with this Escrow Agreement and/or the separate written instructions of the Recipients, this Escrow Agreement will terminate and the Escrow Agent shall be completely discharged and released of any and all further liabilities and responsibilities hereunder.

6.

Discretion of Escrow Agent.  The Escrow Agent, in its actions pursuant to this Escrow Agreement, shall be fully protected in every reasonable exercise of its discretion and shall have no obligations hereunder either to Company, Owner, Recipients, or to any other party, except as expressly set forth herein.   It is understood and agreed that the duties of the Escrow Agent are entirely ministerial, being limited to establishing the New Account, transferring the Escrow Stock to the New Account, terminating the Prior Accounts, holding and disbursing the Escrow Stock in accordance with the terms of this Escrow Agreement, and holding and disbursing the Payment in accordance with the terms of this Escrow Agreement or separate written instructions of the Recipients.

7.

Escrow Fees.  A fee in the amount of _____________ ($__,000.00) shall be paid to the Escrow Agent by Ecotality, Inc. upon execution of this Escrow Agreement.

The fee agreed upon for services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Escrow Agreement; however, in the event the conditions of this Escrow Agreement are not fulfilled, or the Escrow Agent performs any service not explicitly contemplated by this Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification thereof, or if any material controversy arises hereunder, or the Escrow Agent is made party to or justifiably intervenes in any litigation pertaining to this Escrow Agreement, or the subject matter hereof, the Escrow Agent shall be fully reimbursed for all such extraordinary expenses, including reasonable attorney's fees, courier or delivery expenses and all other extraordinary expenses, which shall be paid by the Recipient.

8.

Limitation of Liability of Escrow Agent.  In performing any of its duties hereunder, the Escrow Agent shall not incur any liability to anyone for any damages, losses or expenses, except for willful default or negligence, and it shall, accordingly, not incur any such liability with respect to:  (i) any action taken or omitted in good faith upon advice of Company, Owner, or Recipients given with respect to any questions relating to the duties and responsibilities of the Escrow Agent under this Escrow Agreement; or (ii) any action taken or omitted in reliance upon any instrument, including the written advice provided for herein, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Escrow Agreement.

9.

Indemnity of Escrow Agent.  The Recipient and the Owner hereby agree to indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including any litigation arising from this Escrow Agreement or involving the subject matter hereof.

10.

Disputes.  In the event that a dispute arises as to the terms of this Escrow Agreement, the Escrow Agent shall be entitled to deposit, in the nature of any interpleader action, any documents or proceeds then held by such Escrow Agent with any court of competent jurisdiction within the State of Arizona.

11.

Entire Escrow Agreement.  This is the entire Escrow Agreement of the parties.  Any other agreements of any nature whether oral or written not contained herein are expressly made null and void.

12.

Governing Law.  This Escrow Agreement shall be governed by the laws of the State of Arizona.

IN WITNESS WHEREOF, the Recipients, the Owner and the Escrow Agent have executed this Escrow Agreement on the day and year first above-written.

WILLIAM F. DORAN, ESQ., LTD. (the “Escrow Agent”)

By:	/s/ William F. Doran, Esq.
William F. Doran, Esq.

HOWARD FOOTE & ELLIOTT WINFIELD (the “Recipients”)

By:	/s/ Howard Foote
Howard Foote

/s/ Elliott Winfield
Elliott Winfield

HAROLD SCIOTTO (the “Owner”)

By:	/s/ Harold Sciotto
Harold Sciotto